                                                                     EXHIBIT 5.1


                                                       VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com


                                December 4, 2002

NEON Systems, Inc.
14100 Southwest Freeway, Suite 500
Sugar Land, Texas  77478

Ladies and Gentlemen:

     We have acted as counsel for NEON Systems, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 2,597,829 shares of Common Stock, par value $0.01 per share (the "Shares") as follows: (i) 2,292,829 Shares may be issued pursuant to the NEON Systems, Inc. 2002 Stock Plan (the "2002 Plan") and (ii) 305,000 Shares may be issued pursuant to the NEON Systems, Inc. 2002 Director Option Plan (the "Director Plan" and collectively with the 2002 Plan, the "Plans").

     In connection with the foregoing, we have examined or are familiar with the Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, the Plans, the corporate proceedings with respect to the issuance of the Shares, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that when the Shares are issued in accordance with the provisions of the applicable Plan and agreement, they will be validly issued and fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and the State of Texas, the Constitution of the State of Delaware and to the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                Very truly yours,

                                Vinson & Elkins L.L.P.